                           INCENTIVE STOCK OPTION AGREEMENT
                                          OF
                           FIRSTWORLD COMMUNICATIONS, INC.


               THIS AGREEMENT, dated _________ ___, ____, is made by and between FirstWorld Communications, Inc., a Delaware corporation (the "COMPANY"), and _________________________, an employee of the Company or a Subsidiary of the Company ("OPTIONEE"):

               WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock; and

               WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

               WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Incentive Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

               Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

SECTION 1.1 - AGREEMENT

               AGREEMENT shall mean this Incentive Stock Option Agreement of FirstWorld Communications, Inc.

SECTION 1.2 - OPTION

               OPTION shall mean the incentive stock option to purchase Common Stock of the Company granted under this Agreement.

SECTION 1.3 - PLAN

               PLAN shall mean The 1999 Equity Incentive Plan of FirstWorld Communications, Inc.

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

                                      ARTICLE II

                                   GRANT OF OPTION

SECTION 2.1 - GRANT OF OPTION

               In consideration of the Optionee's agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of ________ shares of its Common Stock upon the terms and conditions set forth in this Agreement and the Plan.

SECTION 2.2 - PURCHASE PRICE

               The purchase price of the shares of stock covered by the Option shall be as follows:

               (a) $_____ per share without commission or other charge with respect to the First Installment (as defined in Section 3.1 below);

               (b) $_____ per share without commission or other charge with respect to the Second Installment (as defined in Section 3.1 below);

               (c) $_____ per share without commission or other charge with respect to the Third Installment (as defined in Section 3.1 below); and

               (d) $_____ per share without commission or other charge with respect to the Fourth Installment (as defined in Section 3.1 below).

SECTION 2.3 - CONSIDERATION TO COMPANY

               In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

SECTION 2.4 - ADJUSTMENTS IN OPTION

               The Committee shall make adjustments with respect to the Option in accordance with the provisions of Section 9.3 of the Plan; PROVIDED, HOWEVER, that each such adjustment shall be made in such manner as not to constitute a modification within the meaning of Section 424(h)(3) of the Code, unless the Optionee consents to an adjustment which would constitute such a modification.

                                     ARTICLE III

                               PERIOD OF EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

               (a) Subject to Sections 3.4, 5.3 and 5.7 hereof, the Option shall become exercisable in installments as follows:

                      (i) The first installment (the FIRST INSTALLMENT) shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on [_______ __, 199__] [the first anniversary of the date the Option is granted or the date the Option begins to vest, whichever is earlier].

                      (ii) The second installment (the SECOND INSTALLMENT) shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on [_________ __, _____] [the second anniversary of the date the Option is granted or the date the Option begins to vest, whichever is earlier].

                      (iii) The third installment (the THIRD INSTALLMENT) shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on [_________ __, _____] [the third anniversary of the date the Option is granted or the date the Option begins to vest, whichever is earlier].

                      (iv) The fourth installment (the FOURTH INSTALLMENT) shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on [_________ __, _____] [the fourth anniversary of the date the Option is granted or the date the Option begins to vest, whichever is earlier].

               (b) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

SECTION 3.2 - DURATION OF EXERCISABILITY

               The installments provided for in Section 3.1 hereof are cumulative. Each such installment which becomes exercisable pursuant to Section
3.1 hereof shall remain exercisable until it becomes unexercisable under Section
3.3 or as otherwise provided under the Plan.

SECTION 3.3 - EXPIRATION OF OPTION

               The Option may not be exercised to any extent by anyone after the first to occur of the following events:

               (a) The expiration of seven (7) years from the date the Option was granted; or

               (b) The expiration of ninety (90) days from the date of the Optionee's Termination of Employment for any reason prior to a Public Offering except death or Disability or Termination for Cause; or

               (c) The expiration of thirty (30) days from the date of the Optionee's Termination of

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Employment for any reason after a Public Offering except death or Disability or Termination for Cause; or

               (d) The expiration of twelve (12) months from the date of the Termination of Employment due to the Optionee's death or Disability; or

               (e) At the discretion of the Committee, the date of the Optionee's Termination of Employment if such termination qualifies as a Termination for Cause; or

               (f) If the Optionee owned (within the meaning of Section 424(d) of the Code),at the time the Option was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (within the meaning of Section 422 of the Code), the expiration of five (5) years from the date such Option was granted.

SECTION 3.4 - LIMITATION ON EXERCISABILITY

               Notwithstanding any other provision of this Agreement, the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of the Company's stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation thereof (within the meaning of Section 422 of the Code)) shall not exceed $100,000.

ALTERNATE LANGUAGE TO BE USED WHERE THE OPTION IS DELIBERATELY EXERCISABLE AT A RATE IN EXCESS OF $100,000 PER YEAR:

[Section 3.4 - Special Tax Consequences

               The Optionee acknowledges that, to the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options
(within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation thereof (within the meaning of Section 422 of the Code)) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.]

                                      ARTICLE IV

                                  EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

               During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof or as otherwise provided under the Plan, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

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

SECTION 4.2 - PARTIAL EXERCISE

               Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof or as otherwise provided under the Plan; PROVIDED, HOWEVER, that each partial exercise shall be for the lesser of 25% of the Award or one thousand (1,000) shares and shall be for whole shares only.

SECTION 4.3 - MANNER OF EXERCISE

               The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section
3.3 hereof or as otherwise provided under the Plan:

               (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and

               (b) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee, may in its discretion (i) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price and any applicable withholding or other employment taxes; or (iii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i) and (ii).

               (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise the Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and the applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise the Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on the Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

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

               (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

               (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

                The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of stock is then listed; and

               (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

               (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

               (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

SECTION 4.5 - RIGHTS AS STOCKHOLDER

               The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                      ARTICLE V

                                   OTHER PROVISIONS

SECTION 5.1 - ADMINISTRATION

               The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.
Any such interpretations and rules with respect to incentive stock options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

SECTION 5.2 - OPTION NOT TRANSFERABLE

               Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Option has been exercised (and, in such event, solely in accordance with the terms and conditions of this Agreement and the Plan), or the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

SECTION 5.3 - CHANGE IN CONTROL

               Subject to Section 9.3(d) of the Plan, in the event of a Change of Control, the Board in its sole and absolute discretion shall provide either

                      (i) that all Options granted hereunder shall become fully exercisable notwithstanding anything to the contrary in Section
       4.4 or the provisions of the Options, or

                      (ii) that the resulting or surviving corporation in any merger or consolidation associated with such Change of Control will assume the Options granted hereunder or substitute for each Option granted hereunder an option to purchase its shares on terms and conditions both as to the number and kind of shares, prices and otherwise, which shall substantially preserve to each Optionee the rights and benefits of the applicable Option outstanding hereunder granted by the Company

PROVIDED, HOWEVER, that, except as otherwise provided in the employment agreement between the Company and the Optionee, notwithstanding anything to the contrary set forth in the Plan or elsewhere herein, the Option granted hereby shall become fully exercisable if a material reduction in the Optionee's position or salary occurs within 12 months of a Change of Control and such material reduction in position or salary is directly attributable to the Change of Control. All decisions as to the acceleration of the Option as a result of a reduction in an Optionee's position or salary which is directly attributable to a Change of Control, including, but not limited to, whether a reduction in position or salary is directly attributable to a Change of Control or whether such a reduction in position or salary is material, shall be made in the reasonable discretion of the Board.


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SECTION 5.4 - SHARES TO BE RESERVED

               The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.5 - NOTICES

               Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.5. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 5.6 - TITLES

               Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.7 - STOCKHOLDER APPROVAL

               The Plan will be submitted for approval by the Company's stockholders within twelve (12) months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the stockholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be canceled and become null and void.

SECTION 5.8 - NOTIFICATION OF DISPOSITION

               The Optionee shall give prompt notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one
(1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

SECTION 5.9 - CONSTRUCTION

               This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

SECTION 5.10 - CONFORMITY TO SECURITIES LAWS

               The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule

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16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

SECTION 5.11 - AMENDMENTS

               This Agreement and the Plan may be amended without the consent of the Optionee provided that such amendment would not impair any rights of the Optionee under this Agreement. No amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement.

                                      ARTICLE VI

                RIGHTS AND RESTRICTIONS WITH RESPECT TO OPTION SHARES

SECTION 6.1 - TRANSFER RESTRICTION.

               The Optionee may not transfer, assign, pledge or otherwise encumber any Option Shares except as expressly provided otherwise in this
Article VI; PROVIDED, HOWEVER, that the Optionee may transfer Option Shares at any time to a Related Person, provided that the Related Person agrees in writing to be bound by the terms of this Agreement and the Plan.

SECTION 6.2 - COMPANY'S RIGHT OF FIRST REFUSAL.

               (a) The Optionee (a PROPOSED SELLER) shall be permitted to transfer, assign, or sell any Option Shares in an arm's length transaction (a PROPOSED TRANSFER); PROVIDED, HOWEVER, the Optionee shall first offer to sell such Option Shares to the Company under the procedure described in paragraphs
(b) and (c) of this Section 6.2.

               (b) Prior to consummating any Proposed Transfer, the Proposed Seller shall first notify the Company in writing that the Proposed Seller has received a bona fide written offer to purchase Option Shares (a PURCHASE
OFFER) and shall offer to sell to the Company all Option Shares subject to the Purchase Offer upon the terms and conditions (including credit terms, if any) set forth in such Purchase Offer. Such notice (the OFFER NOTICE) shall set forth: (A) the number of Option Shares proposed to be transferred, (B) the name and address of the Proposed Seller and the proposed purchaser (the PROPOSED PURCHASER) and (C) the proposed amount of consideration and all other applicable terms and conditions as set forth in, and shall be accompanied by a copy of, the Purchase Offer.

               (c)    (i)     The Company shall have the option for a period of
       fifteen (15) days following the Company's receipt of the Offer Notice to agree to purchase all of the Option Shares subject to the Purchase Offer, upon the terms and conditions specified therein.

                      (ii) In the event the Company agrees to purchase Option Shares pursuant to and in accordance with this Section 6.2, such purchase shall occur at the principal office of the Company ten (10) days following the expiration of the fifteen (15) day period specified in subparagraph (i) of this paragraph (c). In no event shall the Proposed Seller be required to transfer any Option Shares to the Company pursuant to this Section 6.2 unless the Company purchases all of the Option Shares subject to the Purchase Offer on the terms and at the price stated therein and within the time periods specified herein.

               (d) In the event the Company does not agree to purchase all of the Option Shares offered to the Company by a Proposed Seller pursuant to this Section 6.2, then the Proposed Seller shall have the right for a period of thirty (30) days after the termination of the Company's right to purchase such Option Shares (or after waiver by the Company of its option to purchase such Option Shares) to transfer to the Proposed Purchaser all, but not less than all, of such Option Shares in the manner and on the terms and conditions specified in the Purchase Offer; PROVIDED, HOWEVER, the Proposed Purchaser shall agree in writing to be bound by this Agreement or the Plan.

SECTION 6.3 - LAPSE OF STOCK RESTRICTIONS AND RIGHTS.

               The provisions set forth in Sections 6.1 and 6.2 hereof shall terminate and cease to be of any further force or effect upon the completion of a Public Offering, or a series of Public Offerings, which result in public ownership of Common Stock of the Company possessing at least twenty percent (20%) of the voting power of such Common Stock.

               IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                        FIRSTWORLD COMMUNICATIONS, INC.,
                                        a Delaware corporation


                                        By:
                                           -----------------------------
                                             President

                                        By:
                                           -----------------------------
                                             Secretary



-----------------------------------
       Optionee


-----------------------------------


-----------------------------------
       Address

Optionee's Taxpayer
Identification Number:


-----------------------------------

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